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                                 EXHIBIT 10.84
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                                                                   EXHIBIT 10.84



                          REPLACEMENT PROMISSORY NOTE

$1,000,000
                                                        As of October 20, 1995

         FOR VALUE RECEIVED, Channel 55 of Dallas, Inc., a Florida corporation ("Maker"), does hereby promise to pay on or before January 1, 1997 to the order of Lowell W. Paxson, an individual ("Payee"), his heirs, successors and assigns, the principal sum of ONE MILLION DOLLARS ($1,000,000), or such lesser sum which represents the principal amount advanced by Payee to Maker, in connection with the acquisitions by Maker of television station KLDT-TV, Channel 55, Dallas, Texas (the "Station"). The outstanding principal amount of this Note shall bear interest from the date hereof until paid in full at a rate per annum equal to One Percent (1%) over the Prime Commercial Rate announced or published by Sun Bank of Tampa Bay from time to time, to be adjusted monthly as and when such Rate is adjusted. Interest shall be calculated on the basis of a 360-day year and on the actual number of days which elapse during the lending period. The Maker shall pay to Payee monthly installments of interest thereon on the first business day of each month with no principal payments during the term of this Note. The first monthly interest payment shall be due January 1, 1997.

         Subject to the terms hereof, advances made by Payee under this Note shall be made upon written notice from Maker requesting an advance under the Note and specifying the proposed date, amount of borrowing and method of advance. The proceeds of advances to be made under this Note shall be used solely to pay a portion of the purchase of the Station by Maker.

         Maker shall have the right to prepay without penalty all or any part of the principal or interest at any time. Maker acknowledges and consents to the assignment of this Note by Payee to Paxson Communications Corporation ("PCC") at any time with or without notice to Maker and, upon such assignment, PCC shall be the Payee for purposes hereunder.

         The occurrence or non-occurrence (as the case may be) of any one or more of the following events, at the election of Payee, shall constitute an Event of Default whereby the entire unpaid principal thereof, together with accrued unpaid interest thereon together with all other sums that may be payable shall, at the option of Payee, become immediately due and payable:

         (a) Failure of Maker to pay to Payee any installment of interest, principal or other money due and payable by Maker to Payee under this Note within five (5) business days after the due date thereof. TIME BEING OF THE ESSENCE. Payment shall be deemed made upon receipt by Payee, or deposited into its account as designated from time to time by Payee in writing to Maker. All principal and interest payments shall be due and payable and shall be paid c/o Paxson Communications Corporation, at 601 Clearwater Park Road, West Palm Beach, Florida 33401.

         (b) Maker makes an assignment for the benefit of creditors, generally, or applies to any tribunal for the appointment of a trustee or receiver of any substantial part of its assets, or commences any proceedings under any bankruptcy, reorganization, arrangement, insolvency or similar law, or if any such application is filed against it and it either indicates its approval, consent or acquiescence, or an order is entered appointing a trustee or receiver, or adjudicating Maker bankrupt or insolvent or approving the petition in any such proceedings, and such order is not dismissed within sixty
(60) days after its entry.

         The Maker and all sureties, endorsers, guarantors, or any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers, and
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modifications of, and substitutions or release of security or of any party primarily or secondarily liable on, or with respect to, this Note that may be made, granted, or consented to by the Payee or the holder hereof, and agree that suit may be brought and maintained against it, at the election of the Payee or the holder, and that the Payee or the holder shall not be required to first foreclose, proceed against, or exhaust any security interest in order to enforce payment to them, or any one or more of them, of this Note. The Maker and all sureties, endorsers, guarantors, or any others who may at any time become liable for the payment hereof hereby severally waive presentment, demand for payment, notice of non-payment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit in diligence in collecting this Note, and agree to pay, if permitted by law, all expenses incurred in collection, including reasonable attorney's fees, and hereby waives all benefits of valuation, appraisement and exemption laws.

         Failure to accelerate the debt by reason of default in the full payment of a monthly payment or in the acceptance of a past due payment, or in the indulgence granted from time to time, shall not be construed as a novation of the said agreement or a waiver of the right of the holder to thereafter insist upon strict compliance with the terms of this Note or said agreement without previous notice of such intention being given to the undersigned.

         In case any one or more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Note shall be interpreted as if such invalid, illegal or unenforceable provision was not contained herein.

         In the Event of Default, Maker shall also pay all costs and expenses, including reasonable attorney's fees, incurred in connection with the collection or enforcement of this Note. The laws of the State of Florida shall govern the interpretation and enforcement of this Note.

         IN WITNESS WHEREOF, Maker has duly executed and delivered this Note on the date first written above.


                                            CHANNEL 55 OF DALLAS, INC.


                                            By: /s/ James L. West
                                                -------------------------------
                                            Its: Chairman
                                                ------------------------------

Pay to the order of Paxson Communications Corporation.


/s/ Lowell W. Paxson
----------------------------
Lowell W. Paxson